Exhibit 99.11

Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
www.computershare.com/investor

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common shares of

First Security Group, Inc.

This Election Form and Letter of Transmittal is being delivered to holders of shares of First Security Group, Inc. (“FSGI”) common stock in connection with the Agreement and Plan of Merger, dated March 25, 2015 and amended June 8, 2015, by and between FSGI and Atlantic Capital Bancshares, Inc. (“ACB”), pursuant to which FSGI will merge with and into ACB.

This Election Form and Letter of Transmittal may be used to make an election only with respect to First Security Group, Inc. common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to FSGI common shares held by you in another manner or in another name. The deadline for submitting election forms (the “Election Deadline”) has not yet been determined. Atlantic Capital Bancshares, Inc. will publicly announce the anticipated Election Deadline at least five business days prior to the Election Deadline. Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York time, on the date of the Election Deadline.

Your FSGI Certificates:

Locate the listed certificates.

Certificate Numbers	<Shares>	Certificate Numbers	<Shares>
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

024XZF

Complete the box(es) below to make an election to receive either cash or shares of ACB common stock in exchange for your FSGI common stock.

ELECTION CHOICES

I hereby elect to receive the following as consideration for my FSGI common shares held in this account:

STOCK ELECTION 0.188 shares of ACB common stock
☐	Mark this box to elect to make a stock election with respect to ALL of your FSGI shares.
☐	Mark this box to elect to make a stock election with respect to the following number of your FSGI shares Please fill in the number of shares for which you would like to make a stock election.

CASH ELECTION $2.35 per share without interest
☐	Mark this box to elect to make a cash election with respect to ALL of your FSGI shares
☐	Mark this box to elect to make a cash election with respect to the following number of your FSGI shares. Please fill in the number of shares for which you would like to make a cash election.

NO ELECTION
☐	Mark this box to make no election with respect to ALL of your FSGI shares.	NOTE: Unless you have made a stock election with respect to all shares, a cash election with respect to all shares, or have marked “No Election”, the amounts in the boxes above must total to the aggregate number of FSGI common shares you hold.

You will be deemed to have made a NO ELECTION if:

A.	You fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail properly to make an election;

B.	A properly completed “Election Form and Letter of Transmittal,” together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline;

C.	You properly and timely revoke a prior election without making a new election; or

D.	You check the “No Election” box above.

If the number of Cash Election shares is less than 20,041,578, “No-Election” FSGI shares shall be deemed to be Cash Election shares to the extent necessary to have the total number of Cash Election shares equal the Cash Election threshold of 20,041,578 shares provided by the Agreement and Plan of Merger dated March 25, 2015 by and between FSGI and ACB, as amended. If less than all of the No-Election shares are so required to be treated as Cash Election shares, then the Exchange Agent shall convert, on a pro rata basis, a sufficient number of No-Election shares into Cash Election shares, with all remaining No-Election shares treated as Stock Election shares. If the number of Cash Election shares is greater than 23,381,841, then all No-Election shares will be treated as Stock Election shares.

These elections will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed or (ii) a proration adjustment if cash consideration is undersubscribed.

No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the FSGI common shares being exchanged.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to FSGI or the Information Agent.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on your certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the FSGI common shares represented by the certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my FSGI common shares.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any certificate(s) representing FSGI common shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the FSGI shares will be determined by the Exchange Agent.

(3) I acknowledge that, until I properly surrender the certificate(s) representing the FSGI common shares to which this Election Form and Letter of Transmittal relates or properly transfer such FSGI shares in book-entry form, I will not receive any consideration issuable or payable. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 9.

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED).

Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature
Name of Firm

Address of Firm – Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below.

Special Payment and Issuance Instructions
To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s).

Issue	☐	Check to:
	☐	Shares to:

Name(s):
(Please Print)

Address:

Telephone Number:

email:

Special Delivery Instructions
To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above.

Deliver	☐	Check to:
	☐	Shares to:

Name(s):
(Please Print)

Address:

Telephone Number:

email:

If completing this page for Special Payment and Issuance Instructions or Special Delivery Instructions, please obtain an Original Medallion Signature Guarantee Stamp below.